Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
TriQuint Semiconductor, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-81245 and No. 333-36112) on Form S-3 and (No.333-08891, No. 333-08893, No. 333-02166, No. 333-75464, No. 333-31585, No. 333-48883, No. 333-66707, No. 333-74617, No. 333-81273, No. 333-39730, No. 333-39732, No. 333-61582, No. 333-65850, No. 333-89242, No. 333-102085, No. 333-105701, No. 333-115809, No. 333-120407, No. 333-125269, No. 333-134470, No. 333-143337, No. 333-151192, No. 333-157725, No. 333-159201, No. 333-165549, No. 333-174327, No. 333-177548, No. 333-181273, No. 333-159201, No. 333-14337) on Form S-8 of TriQuint Semiconductor, Inc. of our report dated February 26, 2013, with respect to the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive (loss) income, stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012 which report appears in the December 31, 2012 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Portland, Oregon
February 26, 2013